Rogers Corporation Reports First Quarter 2020 Results

Revenue and EPS at Top End of Guidance

Chandler, Arizona, April 30, 2020: Rogers Corporation (NYSE:ROG) today announced financial results for the first quarter of 2020.

"Rogers delivered solid first quarter results at the high end of our guidance range, despite the impact of the ongoing COVID-19 pandemic," stated Bruce D. Hoechner, Rogers' President and CEO. "The global Rogers team responded swiftly to focus on employee safety and health while maintaining continuity of our operations in order to meet commitments to our customers. Looking ahead we anticipate Q2 sales to be comparable to Q1 due to stronger wireless infrastructure demand from China offsetting weakness in automotive and industrial markets. The current environment remains dynamic, however with a strong balance sheet, a history of adaptability, resilience and innovation, and leading positions in global diversified markets, Rogers is well positioned to navigate these challenges."

Q1 2020 Financial Overview

GAAP Results	Q1 2020	Q4 2019	Q1 2019
Net Sales ($M)	$198.8	$193.8	$239.8
Gross Margin	33.0%	33.1%	35.6%
Operating Margin	8.8%	7.5%	13.7%
Net Income/ (Loss) ($M)[1]	$13.3	$(28.8)	$28.4
Earnings Per Share[1]	$0.71	$(1.55)	$1.52

Non-GAAP Results[2]	Q1 2020	Q4 2019	Q1 2019
Adjusted Operating Margin	11.3%	11.6%	17.1%
Adjusted Net Income ($M)	$17.2	$21.3	$34.6
Adjusted Earnings Per Share	$0.92	$1.14	$1.85
Adjusted EBITDA ($M)	$33.4	$34.5	$53.1
Adjusted EBITDA Margin	16.8%	17.8%	22.2%

Net Sales by Operating Segment (dollars in millions)	Q1 2020	Q4 2019	Q1 2019
Advanced Connectivity Solutions (ACS)	$64.6	$64.6	$80.5
Elastomeric Material Solutions (EMS)	$83.5	$80.0	$92.8
Power Electronic Solutions (PES)	$46.7	$43.9	$59.8
Other	$4.0	$5.2	$6.8

1 - Q4 2019 net loss and earnings per share inclusive of a non-cash after-tax pension settlement charge of $43.9 million, or $2.35 per diluted share
2 - A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below

Q1 2020 Summary of Results

Net sales of $198.8 million increased 2.6% versus the prior quarter, despite some impact to demand from the COVID-19 pandemic. PES and EMS segment sales increased versus the fourth quarter of 2019 and ACS segment revenue was essentially flat. PES net sales increased sequentially due to stronger EV/HEV and renewable energy market demand, partially offset by lower rail market demand. EMS net sales increased sequentially due to higher general industrial, EV/HEV battery and mass transit market demand, partially offset by lower portable electronics demand. In the ACS segment, higher ADAS and wireless infrastructure sales were offset by a decline in aerospace and defense market demand. Currency exchange rates favorably impacted total company net sales in the first quarter of 2020 by $0.5 million compared to prior quarter net sales.

Gross margin was 33.0%, compared to 33.1% in the prior quarter. The decline in gross margin was primarily due to unfavorable product mix and the impact of COVID-19 related costs of $0.6 million, partially offset by higher volume and operational savings.

GAAP operating margin of 8.8% increased by approximately 130 basis points sequentially. Adjusted operating margin of 11.3% decreased by approximately 30 basis points versus the prior quarter.

GAAP earnings per share were $0.71, compared to a net loss per share of $(1.55) in the fourth quarter of 2020. The sequential improvement in GAAP earnings is primarily a result of a non-cash pension settlement charge of $2.35 per diluted share in Q4 2019, partially offset by increased tax expense. On an adjusted basis, earnings were $0.92 per diluted share compared to adjusted earnings of $1.14 per diluted share in the prior quarter. The decrease in adjusted earnings was primarily due to higher tax expense in Q1.

The first quarter of 2020 ending cash and cash equivalents was $308.3 million, an increase of $141.4 million versus the prior quarter. The increase in cash was primarily due to $150 million of new borrowing under the Company’s revolving credit facility and net cash provided by operating activities of $8.6 million, partially offset by capital expenditures of $11.2 million and $5.0 million in tax payments related to net share settlement of equity awards. The borrowing under the revolving credit facility was a precautionary measure to preserve financial flexibility in the current market environment. At the end of the first quarter of 2020, cash exceeded borrowings by $35 million.

Financial Outlook

Q2 2020
Net Sales ($M)	$190 to $205
Gross Margin	32.5% to 33.5%
Earnings Per Share	$0.58 to $0.78
Non-GAAP Earnings Per Share[1]	$0.80 to $1.00

2020
Effective Tax Rate	24% to 25%
Capital Expenditures ($M)	$40 to $45

Rogers 2020 second quarter guidance incorporates the Company's best estimate of the impact of COVID-19 and the net sales range is wider than historically provided due to an increased level of uncertainty in the outlook.

1 - A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below

About Rogers Corporation
Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect, and connect our world. With more than 180 years of materials science experience, Rogers delivers high-performance solutions that enable the company’s growth drivers-- advanced connectivity and advanced mobility applications, as well as other technologies where reliability is critical. Rogers delivers Power Electronics Solutions for energy-efficient motor drives, e-Mobility and renewable energy; Elastomeric Material Solutions for sealing, vibration management and impact protection in mobile devices, transportation interiors, industrial equipment and performance apparel; and Advanced Connectivity Solutions for wireless infrastructure, automotive safety and radar systems. Headquartered in Arizona (USA), Rogers operates manufacturing facilities in the United States, China, Germany, Belgium, Hungary, and South Korea, with joint ventures and sales offices worldwide.

Safe Harbor Statement
This release contains forward-looking statements, which concern our plans, objectives, outlook, goals, strategies, future events, future net sales or performance, capital expenditures, future restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Risks and uncertainties that could cause such results to differ include: the duration and impacts of the novel coronavirus global pandemic and efforts to contain its transmission, including the effect of these factors on our business, our customers and economic conditions generally; failure to capitalize on, volatility within, or other adverse changes with respect to the Company's growth drivers, including advanced mobility and advanced connectivity, such as delays in adoption or implementation of new technologies; uncertain business, economic and political conditions in the United States and abroad, particularly in China, South Korea, Germany, Hungary and Belgium, where we maintain significant manufacturing, sales or administrative operations; the trade policy dynamics between the U.S. and China reflected in trade agreement negotiations and the imposition of tariffs and other trade restrictions, including trade restrictions on Huawei Technologies Co., Ltd.; fluctuations in foreign currency exchange rates; our ability to develop innovative products and the extent to which our products are incorporated into end-user products and systems and the extent to which end-user products and systems incorporating our products achieve commercial success; the ability of our sole or limited source suppliers to deliver certain key raw materials, including commodities, to us in a timely and cost-effective manner; intense global competition affecting both our existing products and products currently under development; business interruptions due to catastrophes or other similar events, such as natural disasters, war, terrorism or public health crises; failure to realize, or delays in the realization of anticipated benefits of acquisitions and divestitures due to, among other things, the existence of unknown liabilities or difficulty integrating acquired businesses; our ability to attract and retain management and skilled technical personnel; our ability to protect our proprietary technology from infringement by third parties and/or allegations that our technology infringes third party rights; changes in effective tax rates or tax laws and regulations in the jurisdictions in which we operate; failure to comply with financial and restrictive covenants in our credit agreement or restrictions on our operational and financial flexibility due to such covenants; the outcome of ongoing and future litigation, including our asbestos-related product liability litigation; changes in environmental laws and regulations applicable to our business; and disruptions in, or breaches of, our information technology systems. For additional information about the risks, uncertainties and other factors that may affect our business, please see our most recent annual report on Form 10-K and any subsequent reports filed with the Securities and Exchange Commission, including quarterly reports on Form 10-Q. Rogers Corporation assumes no responsibility to update any forward-looking statements contained herein except as required by law.

Conference call and additional information

A conference call to discuss the results for the first quarter of 2020 will take place today, Thursday, April 30, 2020 at 5pm ET.

A live webcast of the event and the accompanying presentation can be accessed on the Rogers Corporation website at https://www.rogerscorp.com/investors.

To participate, please dial:

1-800-574-8929  Toll-free in the United States
1-973-935-8524  Internationally
The passcode for the live teleconference is 1277251.

If you are unable to attend, a conference call playback will be available from April 30, 2020 at approximately 8 pm ET through May 14, 2020 at 11:59 pm ET, by dialing 1-855-859-2056 from the United States, and 1-404-537-3406 from outside of the US, each with passcode 1277251.

Additionally, the archived webcast will be available on the Rogers website at approximately 8 pm ET May 1, 2020.

Additional information
Please contact the Company directly via email or visit the Rogers website.

Investor contact:
Steve Haymore
Phone: 480-917-6026
Email: stephen.haymore@rogerscorporation.com

Website address: http://www.rogerscorp.com

(Financial statements follow)

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended
(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)	March 31, 2020	March 31, 2019
Net sales	$198,810	$239,798
Cost of sales	133,180	154,404
Gross margin	65,630	85,394

Selling, general and administrative expenses	40,330	43,252
Research and development expenses	7,805	7,609
Restructuring and impairment charges	—	822
Other operating (income) expense, net	20	911
Operating income	17,475	32,800

Equity income in unconsolidated joint ventures	1,218	837
Other income (expense), net	(786)	1,404
Interest expense, net	(1,207)	(1,938)
Income (loss) before income tax expense	16,700	33,103
Income tax expense	3,441	4,704
Net income (loss)	$13,259	$28,399

Basic earnings per share	$0.71	$1.53

Diluted earnings per share	$0.71	$1.52

Shares used in computing:
Basic earnings per share	18,669	18,557
Diluted earnings per share	18,691	18,692

Condensed Consolidated Statements of Financial Position (Unaudited)

(IN THOUSANDS)	March 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$308,277	$166,849
Accounts receivable, less allowance for doubtful accounts of $1,726 and $1,691	144,202	122,285
Contract assets	20,178	22,455
Inventories	127,517	132,859
Prepaid income taxes	4,063	4,524
Asbestos-related insurance receivables, current portion	4,292	4,292
Other current assets	12,764	10,838
Total current assets	621,293	464,102
Property, plant and equipment, net of accumulated depreciation of $355,595 and $341,119	260,922	260,246
Investments in unconsolidated joint ventures	15,743	16,461
Deferred income taxes	18,328	17,117
Goodwill	260,870	262,930
Other intangible assets, net of amortization	155,004	158,947
Pension assets	12,954	12,790
Asbestos-related insurance receivables, non-current portion	74,024	74,024
Other long-term assets	7,278	6,564
Total assets	$1,426,416	$1,273,181
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$39,707	$33,019
Accrued employee benefits and compensation	26,464	29,678
Accrued income taxes payable	6,626	10,649
Asbestos-related liabilities, current portion	5,007	5,007
Other accrued liabilities	19,535	21,872
Total current liabilities	97,339	100,225
Borrowings under revolving credit facility	273,000	123,000
Pension and other postretirement benefits liabilities	1,596	1,567
Asbestos-related liabilities, non-current portion	80,767	80,873
Non-current income tax	11,320	10,423
Deferred income taxes	9,115	9,220
Other long-term liabilities	15,470	13,973
Shareholders’ equity
Capital stock - $1 par value; 50,000 authorized shares; 18,662 and 18,577 shares issued and outstanding	18,662	18,577
Additional paid-in capital	137,235	138,526
Retained earnings	836,961	823,702
Accumulated other comprehensive loss	(55,049)	(46,905)
Total shareholders' equity	937,809	933,900
Total liabilities and shareholders' equity	$1,426,416	$1,273,181

Reconciliation of non-GAAP financial measures to the comparable GAAP measures

Non-GAAP financial measures:

This earnings release includes the following financial measures that are not presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”):

(1) Adjusted net income, which the Company defines as net income excluding amortization of acquisition intangible assets and discrete items such as acquisition and related integration costs, change in foreign jurisdiction tax regulation on equity awards attributable to a prior period, asbestos related charges, environmental accrual adjustment, gain from indemnity claim, losses or gains on the sale or disposal of property, plant and equipment, pension settlement charges, restructuring, severance, impairment and other related costs, transition services, net, and the related income tax effect on these items (collectively, “discrete items”)

(2) Adjusted earnings per diluted share, which the Company defines as earnings per diluted share excluding amortization of acquisition intangible assets, discrete items and the impact of including dilutive securities divided by adjusted weighted average shares outstanding - diluted;

(3) Adjusted EBITDA, which the Company defines as net income excluding interest expense, net, income tax expense, depreciation and amortization, stock-based compensation expense and discrete items;

(4) Adjusted operating margin, which the Company defines as operating margin excluding acquisition-related amortization of intangible assets and Discrete Items above excluding pension settlement charges;

(5) Free cash flow, which the Company defines as net cash provided by operating activities less non-acquisition capital expenditures.

Management believes adjusted net income, adjusted earnings per diluted share, adjusted EBITDA and adjusted operating margin are useful to investors because they allow for comparison to the Company’s performance in prior periods without the effect of items that, by their nature, tend to obscure the Company’s core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in the Company’s business and evaluate the Company’s performance relative to peer companies. Management also believes free cash flow is useful to investors as an additional way of viewing the Company's liquidity and provides a more complete understanding of factors and trends affecting the Company's cash flows. However, non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from similarly named measures used by other companies. Reconciliations of the differences between these non-GAAP financial measures and their most directly comparable financial measures calculated in accordance with GAAP are set forth below.

Reconciliation of GAAP net income to adjusted net income:

(amounts in millions)	2020	2019
Net income	Q1	Q4	Q1
GAAP net income	$13.3	$(28.8)	$28.4

Acquisition and related integration costs	$0.4	$0.5	$0.5
Change in foreign jurisdiction tax regulation on equity awards attributable to a prior period	$—	$—	$0.5
Asbestos-related charges	$—	$1.7	$—
Environmental accrual adjustment	$—	$0.8	$—
Gain from indemnity claim	$—	$(0.7)	$—
Loss on sale or disposal of property, plant and equipment	$—	$0.4	$0.3
Pension settlement charges	$—	$53.2	$—
Restructuring, severance, impairment and other related costs	$1.1	$0.8	$1.9
Transition services, net	$—	$0.1	$0.6
Acquisition intangible amortization	$3.6	$4.4	$4.4
Income tax effect on non-GAAP adjustments and intangible amortization	$(1.2)	$(11.1)	$(2.0)
Adjusted net income	$17.2	$21.3	$34.6
*Values in table may not add due to rounding.

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share*:

	2020	2019
Earnings per diluted share	Q1	Q4	Q1
GAAP earnings per diluted share	$0.71	$(1.55)	$1.52

Acquisition and related integration costs	0.02	0.02	0.02
Change in foreign jurisdiction tax regulation on equity awards attributable to a prior period	—	—	0.02
Asbestos related charges	—	0.07	—
Environmental accrual adjustment	—	0.03	—
Gain from indemnity claim	—	(0.03)	—
Loss on sale or disposal of property, plant and equipment	—	0.02	0.01
Pension settlement charges	—	2.35	—
Restructuring, severance, impairment and other related costs	0.04	0.03	0.07
Transition services, net	—	0.01	0.03
Impact of including dilutive securities(a)	—	0.01	—
Total discrete items	$0.06	$2.51	$0.15

Earnings per diluted share adjusted for discrete items	$0.77	$0.96	$1.67

Acquisition intangible amortization	$0.15	$0.18	$0.18

Adjusted earnings per diluted share	$0.92	$1.14	$1.85
*Values in table may not add due to rounding.
(a)This represents the dilutive effect of awards under equity compensation plans. Refer to the table below for the effect on adjusted weighted average shares outstanding - diluted.

The following table reconciles weighted average shares outstanding - diluted under US GAAP to adjusted weighted average shares outstanding - diluted used in the calculation of adjusted diluted EPS:

	2020	2019
(shares in thousands)	Q1	Q4	Q1
Weighted average shares outstanding - diluted	18,691	18,587	18,692
Dilutive effect of awards under equity compensation plans	—	118	—
Adjusted weighted average shares outstanding - diluted	18,691	18,705	18,692

Reconciliation of GAAP net income to adjusted EBITDA*:

	2020	2019
(amounts in millions)	Q1	Q4	Q1
GAAP Net income	$13.3	$(28.8)	$28.4

Interest expense, net	1.2	1.1	1.9
Income tax expense	3.4	(9.5)	4.7
Depreciation	7.3	7.6	8.5
Amortization	3.7	4.4	4.5
Stock-based compensation expense	3.1	3.0	2.5
Acquisition and related integration costs	0.4	0.5	0.5
Change in foreign jurisdiction tax regulation on equity awards attributable to a prior period	—	—	0.5
Asbestos-related charges	—	1.7	—
Environmental accrual adjustment	—	0.8	—
Gain from indemnity claim	—	(0.7)	—
Loss on sale or disposal of property, plant and equipment	—	0.4	0.3
Pension settlement charges	—	53.2	—
Restructuring, severance, impairment and other related costs	1.1	0.8	1.9
Transition services lease income	—	(0.1)	(0.6)
Adjusted EBITDA	$33.4	$34.5	$53.1
*Values in table may not add due to rounding.

Reconciliation of GAAP operating margin to adjusted operating margin*:

	2020	2019
Operating margin	Q1	Q4	Q1
GAAP operating margin	8.8%	7.5%	13.7%

Acquisition and related integration costs	0.2%	0.3%	0.2%
Change in foreign jurisdiction tax regulation on equity awards attributable to a prior period	0.0%	0.0%	0.2%
Asbestos-related charges	0.0%	0.9%	0.0%
Environmental accrual adjustment	0.0%	0.4%	0.0%
Gain from indemnity claim	0.0%	(0.4%)	0.0%
Loss on sale or disposal of property, plant and equipment	0.0%	0.2%	0.1%
Restructuring, severance, impairment and other related costs	0.5%	0.4%	0.8%
Transition services, net	0.0%	0.1%	0.3%
Total discrete items	0.7%	1.8%	1.6%
Operating margin adjusted for discrete items	9.5%	9.4%	15.3%

Acquisition intangible amortization	1.8%	2.3%	1.8%

Adjusted operating margin	11.3%	11.6%	17.1%
*Percentages in table may not add due to rounding.

Reconciliation of net cash provided by operating activities to free cash flow:

	2020	2019
(amounts in millions)	Q1	Q4	Q1
Net cash provided by operating activities	$8.6	$45.7	$17.1
Non-acquisition capital expenditures	(11.2)	(12.8)	(12.6)
Free cash flow	$(2.5)	$32.9	$4.4
*Values in table may not add due to rounding.

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share guidance for the 2020 first quarter:

Guidance Q1 2020
GAAP earnings per diluted share	$0.50 - $0.70

Discrete items	$0.10

Acquisition intangible amortization	$0.15

Adjusted earnings per diluted share	$0.75 - $0.95

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share guidance for the 2020 second quarter:

Guidance Q2 2020
GAAP earnings per diluted share	$0.58 - $0.78

Discrete items	$0.07

Acquisition intangible amortization	$0.15

Adjusted earnings per diluted share	$0.80 - $1.00

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